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Exhibit 1.1

FIRST COMMUNITY BANCORP

                        Shares of Common Stock

UNDERWRITING AGREEMENT

July    , 2002

Friedman, Billings, Ramsey & Co., Inc.
Keefe, Bruyette & Woods, Inc.
Stifel, Nicolaus & Company, Incorporated
    as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

        First Community Bancorp, a California corporation (the "Company"), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company of                        shares (the "Initial Shares") of (a) Common Stock, par value $.01 per share, of the Company ("Common Stock") and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of                        additional shares of Common Stock to cover overallotments (the "Option Shares"), if any, as set forth in Schedule I hereto. The                         shares of Common Stock to be purchased by the Underwriters and all or any part of the                        shares of Common Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the "Shares".

        The Company understands that the Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus (as defined below).

        The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-90198), Amendment No. 1 thereto [and Amendment No. 2 thereto] and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information incorporated by reference in the prospectus contained therein) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called a "preliminary prospectus" and the preliminary prospectus, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. Any reference herein to the

Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of the Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Preliminary Prospectus or Prospectus, as the case may be.

        The Company and the Underwriters agree as follows:

        1.    Sale and Purchase:

          (a)    Initial Shares.    Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $            for the Common Stock, the Company agrees to sell to each Underwriter the number of Initial Shares set forth in Schedule I opposite its name, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

          (b)    Option Shares.    In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to purchase                        shares of Common Stock to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part on one occasion only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Shares. The time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

        2.    Payment and Delivery:

          (a)    Initial Shares.    Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer of immediately available funds at the offices of Morrison & Foerster LLP, Underwriters' counsel, located at 555 West Fifth Street, Suite 3500, Los Angeles, California, 90013 (unless another place shall be agreed upon by the Representatives and the Company) against delivery of the certificates for the Initial Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Initial Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify upon at least forty-eight hours' prior notice to the Company. For the purpose of expediting the checking of the certificates for the

  Initial Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Closing Time.

          (b)    Option Shares.    In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds at the offices of Underwriters' counsel located at the location indicated in Section 2(a) above (unless another place shall be agreed upon by the Representatives and the Company), against delivery of the certificates for the Option Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the Date of Delivery determined pursuant to Section 1(b) above. Certificates for the Option Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify upon at least forty-eight hours' prior notice to the Company. For the purpose of expediting the checking of the certificates for the Option Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the relevant Date of Delivery.

        3.    Representations and Warranties of the Company:

A.
The Company represents and warrants to the Underwriters that:

          (a)  the Company has an authorized capitalization as set forth in the Preliminary Prospectus under the caption "Capitalization" under the heading entitled "Actual"; the outstanding shares of capital stock of the Company and its subsidiaries (as named in Schedule II hereto, the "Subsidiaries") have been duly and validly authorized and issued and are fully paid and non-assessable (except as the shares of the Subsidiaries may be assessed pursuant to Section 55 of the National Bank Act), and all of the outstanding shares of capital stock of the Subsidiaries (other than any directors' qualifying shares) are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Preliminary Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (b)  each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation or a bank, as appropriate, in good standing under the laws of its respective jurisdiction of organization, with all requisite power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement and Preliminary Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

          (c)  each of the Company and the Subsidiaries is duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and each of the Company and the Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; except as disclosed in the Preliminary Prospectus, except as may be required by federal laws and legislations governing banks and bank holding companies and except for restrictions that may apply under bankruptcy, insolvency, reorganization or similar laws, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Preliminary Prospectus and other than with respect to the common trust securities of business trusts formed in connection with the issuance of trust preferred securities, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

          (d)  each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except for such non-compliance as would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (e)  neither the Company nor any of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby, will not conflict with, or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provision of the charter or bylaws of the Company or any of the Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of this clause (ii) for such breaches or defaults which would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries;

          (f)    this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equity principles, and except that the indemnification and contribution provisions of Section 9 hereof may be unenforceable or otherwise limited by federal or state laws or public policy considerations;

          (g)  no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's consummation of the transactions contemplated by this Agreement, and its sale and delivery of the Shares, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time or the Date of Delivery, as the case may be, under the

  Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq Stock Market, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (iv) such approvals as may be required by the rules of the National Association of Securities Dealers, Inc. ("NASD");

          (h)  each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Preliminary Prospectus, except to the extent that the failure to have any such licenses, authorizations, consents and approvals, or to have made any such filings, would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (i)    the deposits held by each of the Subsidiaries are insured by the Federal Deposit Insurance Corporation ("FDIC") up to legally applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, without any investigation, threatened; and no approvals by or filings with the FDIC or Board of Governors of the Federal Reserve System ("Federal Reserve Board") are necessary to consummate the sale of Shares hereunder, except such as have already been obtained and are in effect;

          (j)    the Registration Statement has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act, and to the Company's knowledge, no proceedings for that purpose have been instituted or are pending or are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

          (k)  the Preliminary Prospectus, and any further amendments or supplements thereto, and the Registration Statement and any further amendments or supplements thereto comply or will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein; and the Preliminary Prospectus does not as of its filing date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

          (l)    since December 31, 2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing actually filed by the Company with the Commission prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein are hereinafter referred to collectively as the "SEC Documents"). As of their respective dates, the SEC

  Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (m)  the Preliminary Prospectus was identical to the version of the Preliminary Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

          (n)  there are no actions, suits, proceedings, or to the knowledge of the Company, inquiries or investigations, pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which, if decided adversely to the Company or any such Subsidiary, would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (o)  the financial statements, including the notes thereto, included in the Registration Statement and the Preliminary Prospectus present fairly in all material respects the financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in the Preliminary Prospectus under the captions "Prospectus Summary—Summary Consolidated Financial Information" and "Selected Consolidated Financial Information" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements incorporated by reference in the Registration Statement and the Preliminary Prospectus; the unaudited pro forma financial information (including the related notes) included in the Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act and the Securities Act Regulations;

          (p)  KPMG LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission and incorporated by reference in the Registration Statement and Preliminary Prospectus, are and were, during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

          (q)  subsequent to the respective dates as of which information is given in the Registration Statement and the Preliminary Prospectus and except as may be otherwise stated in the Registration Statement or the Preliminary Prospectus, there has not been (i) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

          (r)  the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Preliminary Prospectus;

          (s)  there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived or not exercised with respect to the offering contemplated by this Agreement;

          (t)    the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and, except as disclosed in the Preliminary Prospectus, the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, or under any agreement to which the Company or any of the Subsidiaries is a party;

          (u)  the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (v)  except for Castle Creek Financial LLC, neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD;

          (w)  the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

          (x)  any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

          (y)  the form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq Stock Market;

          (z)  the Company and the Subsidiaries have good title to all tangible personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Preliminary Prospectus or such as would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (aa) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (bb) with respect to the physical property and equipment of the Company or its Subsidiaries, each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

          (cc) neither the Company nor any of the Subsidiaries has received notice of any violation by the Company or such Subsidiary with respect to any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries, any federal or state law relating to discrimination in the hiring, promotion or pay of employees, any applicable federal or state wages and hours law, any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder or any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (dd) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law;

          (ee) except as otherwise disclosed in the Preliminary Prospectus, there are no outstanding loans or material guarantees of indebtedness by the Company or any of the Subsidiaries, which would be material to the Company and the Subsidiaries taken as a whole, to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

          (ff)  all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in material compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq Stock Market;

          (gg) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act, provided that the Company makes no representation with respect to any act or omission of any of the Underwriters made on behalf or purportedly on behalf of the Company. Other than through or in conjunction with the Underwriters, the Company has not distributed and will not distribute any copies of the Preliminary Prospectus or the Prospectus or other offering material in connection with the offer and sale of the Shares;

          (hh) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated, other than pursuant to this Agreement and other than pursuant to the engagement letter, dated March 27, 2002 (the "Engagement Letter"), between Friedman, Billings, Ramsey & Co., Inc. and the Company;

          (ii)  neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          (jj)  there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which would be reasonably expected to have individually or in the aggregate a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

        4.    Certain Covenants:

        A. The Company hereby agrees with each Underwriter:

          (a)  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

          (b)  to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time) on the second business day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second business day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the initial filing of the Prospectus with the Commission pursuant to Rule 424(b)) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

          (c)  to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations;

          (d)  during the period that delivery of a prospectus is required in connection with the offering or sale of the Shares, to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii), promptly after it receive notice thereof, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as reasonably possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement which shall be disapproved by the Representatives promptly after reasonable notice thereof;

          (e)  to furnish to the Representatives for a period of three years from the date of this Agreement (i) promptly, copies of all annual, quarterly and current reports filed with the Commission and (ii) such other financial information of the Company and the Subsidiaries as the Representatives may reasonably request;

          (f)    to advise the Representatives at the request of any of the Representatives promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, and, during such time, at the request of the Representatives, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change in such quantities as the Representatives may reasonably request and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (g)  to furnish to each Representative, during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

          (h)  to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

          (i)    to make generally available to its security holders as soon as reasonably practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

          (j)    to use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and to file with The Nasdaq Stock Market all documents and notices required by it of companies that have securities that are quoted on the Nasdaq National Market;

          (k)  to refrain during a period of 90 days from the date of the Prospectus, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. ("FBR"), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or any other right to acquire shares of Common Stock outstanding on the date of this Agreement, (C) the grant of any option to purchase shares of Common Stock of the Company under the Company's stock option plans and (D) any shares of Common Stock or options to acquire any shares of Common Stock issued or issuable in connection with the acquisition of any business or entity or assets of any business or entity; and

          (l)    prior to termination of the underwriting syndicate contemplated by this Agreement, to not itself, and to use its reasonable best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) except as contemplated by this Agreement, sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares, or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

        5.    Payment of Expenses:

          (a)  The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and furnishing of copies of each to the Underwriters (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters), (v) filing for review of the public offering of the Shares by the NASD (including the reasonable legal fees, filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares on the Nasdaq National Market, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing photocopies of the transaction documents for the Representatives and their legal counsel and (x) the performance of the Company's other obligations hereunder.

          (b)  The Company agrees to reimburse FBR at the Closing Time for FBR's reasonable out-of-pocket expenses (other than those expenses which are governed by subsection (a) above) incurred in connection with FBR's services under this Agreement, including the reasonable fees and disbursements of FBR's outside legal counsel. The Company agrees that, in case this Agreement is terminated prior to the Closing Time, the reimbursement to FBR of its out-of-pocket expenses (other than those expenses which are governed by subsection (a) above) shall be governed by Section 3(d) of the Engagement Letter.

        6.    Conditions of the Underwriters' Obligations:    The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on the Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on the Date of Delivery, as applicable, the performance by the Company of its respective obligations hereunder in all material respects and to the satisfaction of the following further conditions at the Closing Time or on the Date of Delivery, as applicable:

          (a)  The Representatives shall have received, dated as of the Closing Time and on the Date of Delivery, an opinion of Sullivan & Cromwell, counsel for the Company, addressed to the Underwriters substantially in the form attached as Exhibit A hereto.

          (b)  The Representatives shall have received from KPMG LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and the Date of Delivery, as the case may be, addressed to the Representatives (a draft of the form of such letter is attached as Exhibit B hereto) in form and substance reasonably satisfactory to the Representatives, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

          (c)  No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

          (d)  Prior to the Closing Time and the Date of Delivery, no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred.

          (e)  Between the time of execution of this Agreement and the Closing Time or the Date of Delivery, as applicable, no material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole shall occur (whether or not arising in the ordinary course of business).

          (f)    The Shares shall have been authorized for quotation on the Nasdaq National Market.

          (g)  The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements between the date of this Agreement and the Closing Time or the Date of Delivery, as applicable.

          (h)  The Representatives shall have received lock-up agreements from each executive officer and director of the Company, in the form of Exhibit C attached hereto, and such letter agreements shall be in full force and effect.

          (i)    The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its President and Chief Executive Officer and its Chief Financial Officer, to the effect that, to each of such person's knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects and the conditions set forth in paragraphs (d) and (e) have been satisfied, in each case as of such date.

          (j)    The Company shall have furnished to the Underwriters such other documents and certificates as the Representatives may reasonably request.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

        7.    Termination:    The obligations of the several Underwriters to purchase any Shares shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or the Date of Delivery, (i) if there has been since the respective dates as of which information is given in the Registration Statement any material adverse change, or any development that would reasonably be expected to have a material adverse change, in or affecting the assets, business, operations, earnings, prospects, properties, condition (financial or otherwise) or management of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq Stock Market, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the Nasdaq Stock Market or by order of the Commission or any other governmental authority.

        If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

        8.    Increase in Underwriters' Commitments:    If any Underwriter shall default at the Closing Time or on the Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase on the terms set forth herein all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Defaulted Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. Absent the completion of such arrangements within such 72 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) that number of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date equal to the proportion that such non-defaulting Underwriters' underwriting obligations hereunder bears to the underwriting obligations hereunder of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter (provided that if such default occurs with respect to the Option Shares after the Closing Time, this Agreement will not terminate as to the Initial Shares purchased prior to such termination).

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives, neither such approval to be unreasonably withheld).

        If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

        The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

        9.    Indemnity and Contribution by the Company and the Underwriters:

          (a)  The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach in any material respect of any representation, warranty or covenant of the Company contained herein, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection

  (a)(ii) with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(b) above).

          (b)  If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter or controlling person shall promptly notify the Company in writing of the institution of such action, and the Company will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the written advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its prior written consent.

          (c)  Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact made in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading, in either case in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or such Prospectus. The statements set forth (i) in the last paragraph on the cover page and (ii) under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(k) and this Section 9.

          (d)  If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing subsection (c), the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, will be entitled to participate therein, and to the extent that they may wish, jointly with any other indemnifying party similarly notified, assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Representatives will not relieve the Underwriters of any obligation hereunder, except to the extent that their ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the written advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

          (e)  If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, severally shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (f)    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (e)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

        10.    Survival:    The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The provisions of Sections 5 and 9 hereof shall survive the termination of this Agreement. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

        11.    Notices:    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and effective only on receipt, and, if to the Underwriters, will be mailed to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; or if to the Company, will be mailed, delivered or telefaxed to First Community Bancorp, 6110 El Tordo, Rancho Santa Fe, California 92067, Attention: Matthew Wagner.

        12.    Governing Law; Headings:    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        13.    Parties at Interest:    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        14.    Counterparts and Facsimile Signatures:    This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Signatures on following page]

        If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,
FIRST COMMUNITY BANCORP
By:
Name: Title:

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
KEEFE, BRUYETTE & WOODS, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED

For themselves and as Representatives of the several Underwriters named on Schedule I hereto.

By:	FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:

	Name:	James R. Kleeblatt
	Title:	Managing Director

Schedule I

Underwriter	Number of Initial Shares to be Purchased	Number of Option Shares to be Sold
Friedman, Billings, Ramsey & Co., Inc.
Keefe, Bruyette & Woods, Inc.
Stifel, Nicolaus & Company, Incorporated
Total

I-1

Schedule II

SUBSIDIARIES

Pacific Western National Bank
Rancho Santa Fe National Bank
First Community/CA Statutory Trust I
First Community/CA Statutory Trust II
First Community/CA Statutory Trust III
First Community/CA Statutory Trust IV

II-1

EXHIBIT A

A-1

EXHIBIT B

B-1

QuickLinks

  Exhibit 1.1
FIRST COMMUNITY BANCORP Shares of Common Stock UNDERWRITING AGREEMENT
Schedule I
Schedule II SUBSIDIARIES
EXHIBIT A
EXHIBIT B